UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 29, 2006
ZAREBA SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

0-1388	41-0832194

(Commission File Number)	(IRS Employer Identification No.)

13705 26th Ave. N., Suite 102
Minneapolis, Minnesota 55441

(Address of Principal Executive Offices) (Zip Code)

(763) 551-1125

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
Letter Agreement

Item 1.01. Entry into a Material Definitive Agreement.
     On June 29, 2006, Zareba Systems, Inc. (the “Company”) entered into a letter agreement with Douglas E. King. The agreement provides that, effective July 5, 2006, Mr. King will serve as Vice President, General Manager of Waters Medical Systems, Inc., a wholly-owned subsidiary of the Company. Mr. King will receive a base salary of $140,000 per year and will be eligible to receive an annual bonus of up to 30% of his salary. Mr. King is also eligible to receive a $10,000 signing bonus, payable after one year of employment and achieving certain objectives.
Item 9.01. Financial Statements and Exhibits.
(a)	Financial statements: None.

(b)	Pro forma financial information: None.

(c)	Shell company transactions: None.

(d)	Exhibits:
10.1	Letter Agreement dated June 29, 2006 between the Company and Douglas E. King

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: July 6, 2006

ZAREBA SYSTEMS, INC.
By:	/s/ Jeffrey S Mathiesen
Jeffrey S. Mathiesen
Chief Financial Officer

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
EXHIBIT INDEX
to
FORM 8-K
ZAREBA SYSTEMS, INC.

Date of Report:	Commission File No.:
June 29, 2006	0-1388

Exhibit No.	ITEM

10.1	Letter Agreement dated June 29, 2006 between the Company and Douglas E. King